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                                                                   EXHIBIT 10.93

Storage Technology Corporation   3036733128     Office of Corporate Counsel
One Storage Tek Drive            3036734151
Louisvile, CO 80022

Chris Ciszczon
Contracts Manager
Office Number: 303.673.5829
Email ID: Christopher_Ciszczon@StorageTek.com

                                                               [STORAGETEK LOGO]

February 26, 2003

TO: STORAGE TECHNOLOGY CORPORATION US VALUE ADDED RESELLERS

RE: Replacement of Attachment 1 - General Terms and Conditions - US VAR attached
    (the "Terms")

Dear StorageTek US Value Added Reseller,

StorageTek has recently improved the terms of the US Value Added Reseller agreement. These improvements include (but are not limited to):

      1. Changing the term from a fixed contract term, to one that is open-ended (or "evergreen," i.e., whereby the contract remains in effect unless otherwise terminated for convenience or default contract term);

      2. Clarification with respect to limited use of Trademarks,

      3. Updating of Confidential Information regarding disclosure of the agreement;

      4. Provision that will permit a VAR to sell StorageTek products directly into the Healthcare "shared archive" market, including attachment to a Picture Archive Communication System, with some express limitations and restrictions; and

      5. A new provision incorporating Intellectual Property Infringement protection.

Particularly with respect to item 4, but also generally speaking, StorageTek needs to transition all of its US Value Added Resellers to the new terms outlined herein. Therefore, this letter serves as StorageTek written notice to replace your existing Attachment 1 - General Terms and Conditions - US VAR with the included Terms, which replacement shall become effective: as of April 1, 2003 or your

INFORMATION made POWERFUL

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US VAR Letter
26 Feb 03
Page 2 of 2

next placement of an order upon your Master Reseller for StorageTek Products.

In the event that you do not agree to accept the new Terms, then in accordance with the Term and Termination section of our existing agreement, you may exercise your right to terminate, for convenience, the agreement.

However, we believe the changes are beneficial to your company, and look forward to maintaining our business relationship.

Should you have any questions, please contact me at 303.673.5829.

Best regards,

/s/ Chris Ciszczon

Chris Ciszczon
Contracts Manager

cc:

Patti Baca
Micki Sugar

enclosure: Attachment 1 - General Terms and Conditions - US VAR (dated 7 Feb 03)

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[STORAGETEK LOGO]                                      INFORMATION made POWERFUL

              ATTACHMENT 1 - GENERAL TERMS AND CONDITIONS - US VAR

1.    APPOINTMENT AND SCOPE.

This US Value Added Reseller Agreement ("Agreement") is effective as of the Effective Date by and between StorageTek and VAR. StorageTek appoints VAR a nonexclusive Value Added Reseller, with the right to purchase equipment and media and obtain software for distribution to End Users under a StorageTek license as between the End User and StorageTek, (collectively referred to as "Products") from the Master Reseller designated on the Business Page, and to promote, market, resell, or distribute (collectively referred to as "Sell") the Products directly (and directly only) to End Users in the Territory, for installation at an End User site in the Territory, in conjunction with the terms and conditions defined herein. "End User" shall mean the customer that is purchasing the Products from VAR for the purpose of internal use within its own data center-processing environment and for no other purpose.

VAR agrees that the sale and distribution of Products under this Agreement is intended only for those Products checked on the Business Page. StorageTek has the right to discontinue the sale of any Product at any time in its sole discretion. In addition, StorageTek may change the Master Reseller, Products and Territory upon 60 days prior written notice.

StorageTek may, in its sole discretion, place additional restrictions on VAR with respect to purchasing certain products for resale, including but not limited to the mandatory obligation for VAR to complete specific training courses before VAR is permitted to purchase such products for resale. In these instances, VAR is not authorized to purchase from Master Reseller such products until VAR has completed the specific training courses. After VAR completes such specific training courses, StorageTek will confirm via written notice VAR's completion of such training and subsequent additional rights to purchase such products from its Master Reseller for resale. StorageTek may, in its sole discretion, place additional restrictions on VAR with respect to purchasing certain products for resale, including but not limited to the mandatory obligation for VAR to provide certain materials to the End User customer, represent StorageTek's Products in a specific manner, and secure the End Users' acknowledgement of certain matters. StorageTek will communicate such restrictions via the e-Partners website. VAR is required to secure access and login to the e-Partners website on a frequent basis (at a minimum once a month) to obtain such information regarding new product introductions and any restrictions that may be associated with these introductions.

VAR agrees that the purchase, resale and distribution of Products is prohibited
(i) to other resellers, distributors and dealers under this Agreement; (ii) to the US Federal Government or as a party to any transaction where the ultimate End User is the US Federal Government; (iii) knowingly to corporations on behalf of the US Federal Government; (iv) to corporations or divisions of a corporation where VAR knows that either the funding for the project comes from the US Federal Government or that the Products will be used primarily in support of a US Federal Government contract; (v) for installation at a US Federal Government site; (vi) or in a manner that involves placing any Products on any General Services Administration ("GSA") or government-targeted multiple-award schedule.

2.    TERMS OF PRODUCT SALE.

a. PROMOTION OF PRODUCTS. VAR agrees to use its reasonable efforts commensurate with its overall business to Sell the Products, including (i) maintaining a suitable place of business to conduct its business with adequate and efficient sales and technical personnel; (ii) actively and diligently canvassing and soliciting business in the Territory; (iii) employing sales personnel who are or will become familiar with the technology for which the Products are used or incorporated into a solution; (iv) providing integration services as appropriate to End User customer base; (v) displaying, demonstrating and representing the Products fairly and, (vi) not making any representations concerning StorageTek or the Products, which are false, misleading, or inconsistent with those representations set forth in the promotional materials, literature and manuals published and supplied by StorageTek, including but not limited to, VAR is specifically NOT to represent to End Users that the StorageTek Products are "medical devices" or suitable for use with, or incorporation into, any "medical device," and VAR will indemnify and hold StorageTek harmless from any such act on the part of VAR.

b. TERMS OF PRODUCT PURCHASES AND LICENSES. VAR agrees that it will purchase or obtain all Products for resale and distribution from the designated Master Reseller on the Business Page unless StorageTek grants an exception in writing. Purchase terms as agreed upon between VAR and Master Reseller shall govern the purchase and distribution of Products, except that the terms of the licenses for Internal Code and Software, and rights regarding Maintenance Code, between StorageTek and VAR in this Agreement shall control in respect of VAR's use thereof. The price VAR charges when it resells Products will be as determined between VAR and the End User, except in the case of brokering StorageTek's software license and Consulting Services where the price will be as agreed to between StorageTek and the End User. Product warranties or claims against such warranties shall be between VAR and Master Reseller, except to the extent that StorageTek offers a warranty directly to the End User, in which case the End User's claim is directly upon StorageTek.

c. LIMITED WARRANTY. VAR agrees to indemnify StorageTek for any liability or damages caused by its provision of any warranty to its End Users beyond that provided by StorageTek. StorageTek's then current End User warranty offerings are available on StorageTek's website.

d. MAINTENANCE OBLIGATIONS. VAR may sell maintenance agreements on Products sold (i) either by selling Master Reseller's maintenance agreements, if any; or
(ii) by having its End User sign a StorageTek maintenance agreement. StorageTek's then current maintenance agreement is available on StorageTek's website.

By providing its End Users a StorageTek maintenance agreement, VAR agrees to pay the applicable maintenance and installation charges to Master Reseller, and communicate the terms of StorageTek's then current offering to its End User. For equipment VAR wants StorageTek to install, VAR is responsible for completing a Pre-Installation Questionnaire ("PIQ") (where a PIQ, or any other process requires such information, as required by StoragetTek from time to time) or, in the event that StorageTek is requested to perform this service on VAR's behalf, remitting applicable fees to Master Reseller. Should there be a conflict of terms between the then current StorageTek maintenance agreement, and this Agreement, this Agreement shall govern.

e. RESPONSIBILITY FOR MAINTAINING SOLUTION COMPATIBILITY. VAR acknowledges that it may offer the Products to the End User as part of an information technology solution. VAR agrees that StorageTek has no liability to VAR or to any third party if the Products are/or become incompatible with products from another manufacturer or from VAR, unless StorageTek's then current Product specifications clearly state specific compatibility with third party products.

f.    AUDIT RIGHTS. During the term of this Agreement and for a

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              ATTACHMENT 1 - GENERAL TERMS AND CONDITIONS - US VAR

period of 3 years thereafter, VAR will keep and maintain accurate books and records necessary to verify compliance with this Agreement. StorageTek has the right to audit and inspect VAR's books and records which are applicable to or involve the sale, distribution, installation or maintenance of the Products. StorageTek's right to audit and inspect shall be limited to once per quarter per calendar year and shall occur only during VAR's normal business hours. StorageTek must provide to VAR 5 business days advance written notice of its intent to audit and inspect.

g. STORAGETEK EQUIPMENT. StorageTek equipment, as represented in Section 1 above, shall mean the hardware and related features, upgrades and other tangibles StorageTek makes commercially available for purchase. Equipment is manufactured from new parts, or new and used parts. In some cases, equipment may not be new and may have been previously installed. Regardless, StorageTek's warranty terms as described in Section 2, subsection "c" apply, unless the equipment is identified to VAR as "used" or "refurbished".

h. CONSULTING SERVICES. StorageTek hereby appoints VAR as a broker for the purposes of delivering StorageTek's consulting services ("Consulting Services") to its End Users. As such, VAR will present agreements to its End User which will be entered into directly between StorageTek and the End User, without the need for VAR to create a service infrastructure of any kind with the exception of administrative support.

As StorageTek's broker, VAR agrees to remit applicable Consulting Services fees, including travel and living expenses, if any, to its Master Reseller for each Consulting Services engagement that is entered into. Whether or not Master Reseller provides VAR with a commission for providing this broker service, the relationship between StorageTek, Master Reseller and VAR remains a brokerage and VAR will charge the End User StorageTek's specified Consulting Services fee, including travel and living expenses, if any, as set forth in the End User Consulting Services documentation.

VAR MAY NOT INTRODUCE INTO THESE TRANSACTIONS ANY REQUIREMENT FOR END USER ACCEPTANCE OF THE CONSULTING SERVICES.

StorageTek agrees that neither VAR nor its Master Reseller have any liability relating to actual delivery of the Consulting Services, except for the requirements set forth above, as the Consulting Services agreement(s) are entered into directly between StorageTek and the End User. As such, VAR will deliver and secure signed written Consulting Services agreements from its End Users on all Consulting Services.

3.    LICENSE PROVISIONS.

a. LICENSE OF INTERNAL CODE AND SOFTWARE. VAR is granted, in the provisions set forth below in this Section 3, certain licenses to use and distribute (i) Internal Code and; (ii) if Software is provided to VAR under this Agreement, Software, in accordance with StorageTek's then current software provisions. Title to all Software and Internal Code remains with StorageTek or its licensors. VAR agrees it will provide Software to its End Users ONLY under a StorageTek approved Software license agreement. VAR agrees that it will order copies of Software from Master Reseller and pay Master Reseller therefor, but that StorageTek shall have the right to terminate any licenses of Software and direct Master Reseller to refuse to provide any further Software orders from VAR in the event of any unauthorized use or distribution of Software by VAR.

b. INTERNAL CODE PROVISIONS. StorageTek retains ownership of all Internal Code. "Internal Code" shall mean all microcode, programs and instructions integral to the equipment, that executes below the user interface of the equipment and is necessary to perform its data storage and retrieval functions in accordance with the equipment specifications. VAR acknowledges that the Internal Code is intellectual property of StorageTek. VAR is granted a nonexclusive license to use this copyrighted Internal Code solely to enable each unit of equipment which VAR has a right to use to perform its functions and the right to transfer the Internal Code under the terms herein only with the transfer of the particular unit of equipment on which the Internal Code executes.

Without StorageTek's express written authorization, no one may (i) access, copy (note that backup or archival copies of the Internal Code may be made available by StorageTek to VAR for specifically identified End Users upon written request therefor), display, print, adapt, alter, modify, patch, prepare derivative works of, transfer (except as set forth below) or distribute (electronically or otherwise) the Internal Code, or use it in any fashion other than as specifically granted herein; (ii) reverse assemble, decode, translate, decompile or otherwise reverse engineer the Internal Code (except as such decompilation may be expressly permitted under local law when it is indispensable solely for the purpose of achieving interoperability); or (iii) sublicense, assign or lease the Internal Code or permit another person to use such Internal Code (except that VAR may transfer Internal Code to an End User, and an End User may transfer the Internal Code, under these terms upon a transfer of the equipment). VAR agrees to notify its End Users of the terms of the license of this Internal Code and to provide to such End Users any shrink-wrap licenses and/or licenses contained within any End User manuals that are provided to VAR by StorageTek.

c. MAINTENANCE CODE PROVISIONS. StorageTek's Maintenance Code may be provided with the equipment (or included on the same media as the Internal Code). "Maintenance Code" shall mean microcode and software, including data files, which may reside or execute in or be used by or in connection with the equipment, including, without limitation, microcode and software which detects, records, displays and/or analyzes malfunctions in such equipment. Neither VAR nor End Users nor any other parties (except those holding valid licenses for the use thereof) have any rights to use Maintenance Code for any purposes whatsoever. StorageTek has the right, unless otherwise designated in any license thereof, to remove or disable, or to require VAR to remove or disable (to the extent that VAR is performing the maintenance of the equipment under any service agreement with StorageTek) all such Maintenance Code from the End User premises when End User no longer uses StorageTek (or VAR) for maintenance. VAR agrees to notify its End Users of these provisions.

d. SOFTWARE PROVISIONS. "Software" shall mean any licensed data processing programs consisting of a series of instructions or statements in object code form, including any systematized collection of data in the form of a database, and any related proprietary materials such as flow charts, logic diagrams, manuals, media and listings provided for use with the programs or database, and, specifically, the hardware enabling and/or applications software products provided to VAR under this Agreement, in object code only form, whether such is identified as a "software" product or identified as a software or microcode enabled "feature" of a hardware product, for the purpose of distributing such software along with the resale of Equipment or for use with such Equipment in accordance with this Agreement. StorageTek grants to VAR a nonexclusive, nontransferable, non-assignable right to (i) use a reasonable number of copies of Software (properly ordered under this Agreement and pursuant to StorageTek's then current license provisions for such Software) to distribute the Products, including use for demonstration, development or training purposes; and (ii) to

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distribute Software to End Users in accordance with the Agreement subject to
StorageTek's then current license provisions for each such Software Product which may be "shrink-wrap" or " click-to-accept" licenses for some Software Products, or which may be written software licenses that require the End User to sign and return to StorageTek through VAR a written license for other Software Products. Neither VAR nor any End User will have any right to copy any Software except for normal archival and back-up purposes.

StorageTek hereby appoints VAR as a broker for the purposes of providing the Software to its End Users. As such, VAR will deliver and secure signed written StorageTek software license agreements from its End Users on all Software Products with the exception of those Software Products licensed under a "shrink-wrap" or "click-to-accept" license type. StorageTek's then current software license is available on StorageTek's website.

As StorageTek's broker, VAR agrees to remit applicable fees to Master Reseller for each copy of Software that VAR distributes to End Users, including all applicable periodic or monthly charges, until VAR provides Master Reseller and Master Reseller provides StorageTek proof of de-installation by the End User licensee, unless StorageTek instructs otherwise. Whether or not Master Reseller provides VAR with a commission for providing this broker service or not, the relationship between StorageTek, Master Reseller and VAR remains a brokerage and VAR will charge the End User StorageTek's US list price (or other price set forth by StorageTek) for both the Initial License Charge ("ILC") or one-time charge and the Monthly License Charge ("MLC").

SOFTWARE LICENSE PROVISIONS FOR OTHER THAN ILC/MLC PRODUCTS.

VAR will distribute the Software Products pursuant to the then current StorageTek license vehicle for the Product in question. Software maintenance services may be available from StorageTek for software products licensed on a one-time charge (perpetual license) basis, and may be purchased by VAR for resale to End Users pursuant to the then current StorageTek maintenance agreement.

4.    TRADEMARK USAGE.

StorageTek grants VAR a limited license to StorageTek's "Symbols" (defined as StorageTek's name or any abbreviation thereof, its acronym, logotype or any other trademarks or trade names of StorageTek) for use only in the Territory, and only during the term of this Agreement, and only for the purposes of implementing the provisions of this Agreement. The Products must always be sold or distributed within the Territory under trademarks owned by StorageTek unless stated otherwise in writing by StorageTek. Specifically, VAR agrees not to use StorageTek's Symbols (except as permitted in this Section 4), or the acronyms "STC" or "STK" (in connection with StorageTek, this Agreement or the Products) for any purpose, including without limitation registration of the same as, or as a portion of, an "Internet domain name" in the Territory or otherwise, without StorageTek's prior written approval (and VAR acknowledges that such approval can only be granted by a StorageTek corporate officer), nor will VAR use or be authorized to use StorageTek's Symbols except in connection with and directly in furtherance of marketing the Products and services as provided in this Agreement. VAR will use the Symbols only pursuant to the guidelines for such use provided by StorageTek from time-to-time on StorageTek's website. By using StorageTek's Symbols, VAR does not acquire any proprietary rights to such Symbols, and VAR agrees not to obtain or attempt to obtain, by any method, any rights, title or interest in or to any of the Symbols of StorageTek. All rights, title and interest in and to said Symbols that may arise out of VAR's use of the Symbols shall inure to the benefit of StorageTek.

5.    MUTUAL OBLIGATIONS.

a. CONFIDENTIALITY. Neither party will publicize the terms of this Agreement except as required by law or as may be necessary in order to assert its rights hereunder in connection with the resolution of a dispute of this Agreement. Both parties agree to obtain the other party's prior written approval in connection with any press releases or other publicity relating to this Agreement. For purposes of this section 5.a., VAR may reveal the existence of this Agreement to End Users and to Master Reseller as necessary to do business hereunder.

In addition, both parties agree that they will use reasonable care to keep confidential and not disclose or use in any manner whatsoever all nonpublic information identified as such at the time of disclosure and given by one party to the other, including without limitation, information about Products not intended by StorageTek as marketing collaterals, pricing, technical materials and also including all trade secrets and other proprietary information furnished to them by the other party which is identified as "top security", "restricted", "secret", "confidential", "proprietary", or "trade secret" (all such items are collectively referred to as "Proprietary Information"). VAR will ensure that each of its employees are bound by this obligation.

Both parties agree to cause each of their employees, agents, contractors or consultants, whom such party knows or should know to have access to any such Proprietary Information to execute such agreements as are necessary to assure that such individuals maintain the confidentiality of the Proprietary Information and not to use the Proprietary Information except in accordance with this Agreement. The obligations set forth herein shall not apply to any Proprietary Information which (i) was publicly available at the date of receipt;
(ii) was in the receiving party's possession without obligation of confidentiality before the date of receipt from the disclosing party; (iii) has become publicly available after the date of receipt from the disclosing party, without disclosure through any means by the receiving party; (iv) has become legally available to the receiving party from any third party without an obligation of confidentiality or other similar restriction on disclosure or use; or (v) is independently developed by the receiving party without use of the Proprietary Information.

b. COMPLIANCE WITH LAWS. Both parties agree to comply with all applicable laws and each agree that the continuing rights and obligations of the parties hereunder are specifically conditioned upon compliance with such laws. These laws include, without limitation, the following: (i) the US anti-boycott regulations; (ii) the US Foreign Corrupt Practices Act ("FCPA"); (iii) the export control laws of the United States of America; (iv) the prevailing regulations which may be issued from time-to-time by the US Department of Commerce and the Office of Munitions Control and the US Department of State; and
(v) any export or import laws of the agencies of the Territory or of any countries into or through which the Products purchased under this Agreement, with StorageTek's written approval, may be transported. Each party agrees to indemnify the other for any violation by the breaching party of the obligations set forth herein.

c. AUTHORITY OF PARTIES. Each party agrees that neither it nor its employees or representatives are under any circumstances to be considered to be employees, agents or other representatives of the other party and have no authority or power to bind the other party or contract in the other party's name or on the other party's behalf.

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Each party agrees that it will not make any representation to any third party to the contrary.

6.    TERM AND TERMINATION.

a. TERM. The term of this Agreement begins on the Effective Date and shall continue to be in effect unless otherwise terminated by either party as provided in Section 6.b. below.

b. TERMINATION. Either party may terminate this Agreement: (i) without cause, by giving the other party at least 30 calendar days prior written notice; (ii) by written notice by the non-breaching party, if the other party fails to cure any material remediable breach of this Agreement within 30 calendar days of receipt of written notice of such breach; or (iii) immediately, by written notice by the non-breaching party, upon the second commission of a previously remedied material breach.

In addition, StorageTek may terminate this Agreement immediately upon written notice to VAR: (i) if StorageTek discovers that VAR has made a material misrepresentation or omission in its application, if any, to become a reseller for StorageTek; or (ii) if VAR makes an unauthorized sale or distribution of Products or otherwise use the Software or Internal Code without proper authorization.

c. EFFECT OF TERMINATION. Upon any termination of this Agreement, VAR shall no longer have the right to purchase or distribute Products or services from the Master Reseller, provided however, that any existing End User licenses or maintenance contracts shall remain in effect. VAR shall be permitted to Sell any equipment purchased into its inventory prior to the termination date.

With the exception of those rights and obligations, which by their nature should survive, including confidentiality, obligation to pay for amounts due, compliance with laws, and obligations regarding StorageTek's trademarks and other Symbols, all rights and licenses granted to VAR under this Agreement shall immediately cease and terminate. In addition, any marketing, co-op, or other programs for which funds were available to VAR shall expire on the date of termination, and StorageTek shall have no obligation to pay such accrued funds to VAR as of the termination date.

In the event that the Master Reseller files for bankruptcy or is in any way delinquent on payment to StorageTek, then VAR will pay StorageTek directly for any Products that VAR ordered and received from Master Reseller for which Master Reseller has not previously paid to StorageTek unless, VAR can provide written documentation that payment was previously remitted to Master Reseller.

d. CHANGING MASTER RESELLER AFFILIATION. In the event that VAR is not satisfied with the services provided by Master Reseller, VAR may request to change its purchasing affiliation. StorageTek will consider such requests, once per 12 month period, and only if the request is for reasons other than price.

If StorageTek agrees to such request and before StorageTek will send the amendment to VAR for signature, the VAR must: (i) satisfactorily resolve any outstanding financial obligations with its current Master Reseller, and; (ii) resolve any issues related to existing Product and/or maintenance contracts, and receive StorageTek's written approval which will be at StorageTek's sole discretion. The transition will be considered complete only after StorageTek and VAR have signed an amendment to this Agreement.

7.    LIMITATION OF LIABILITY.

a. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, TERMINATION INDEMNITIES, ADVERTISING OR PROMOTIONAL COSTS, TERMINATION OF EMPLOYEES, SALARIES OF EMPLOYEES OR SEVERANCE PAYMENTS, CREATION OF CUSTOMER BASE, OR FUTURE EXPECTATIONS, LOST DATA, OR OTHER ECONOMIC ADVANTAGE), HOWSOEVER ARISING AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY OR TORT (INCLUDING NEGLIGENCE) OR UNDER ANY OTHER THEORY OF LIABILITY IN LAW OR IN EQUITY, EVEN IF SUCH PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b. VAR ACKNOWLEDGES THAT STORAGETEK PRODUCTS ARE NOT DESIGNED, INTENDED OR WARRANTED FOR USE IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE PERFORMANCE, INCLUDING WITHOUT LIMITATION, NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL SYSTEMS, WEAPONS SYSTEMS, DIRECT LIFE-SUPPORT MACHINES, MEDICAL DIAGNOSTIC SYSTEMS OR ANY OTHER APPLICATION WHERE THE FAILURE OF THE PRODUCT COULD LEAD DIRECTLY TO DEATH, PERSONAL INJURY OR TANGIBLE PROPERTY DAMAGE, AND VAR AGREES NOT TO PROMOTE OR KNOWINGLY RESELL OR DISTRIBUTE THE PRODUCTS FOR USE IN SUCH A FASHION, AND TO ENSURE THAT THE END USER ASSUMES ALL RISK OF USE IN SUCH APPLICATIONS AND THAT VAR DISCLAIMS ON BEHALF OF STORAGETEK AND ITS SUPPLIERS ANY RESPONSIBILITY OR LIABILITY FOR ANY AND ALL DAMAGES THAT MAY BE INCURRED DUE TO THE USE OF THE PRODUCTS IN SUCH APPLICATIONS AND VAR WILL INDEMNIFY AND HOLD STORAGETEK HARMLESS FROM ANY FAILURE TO DO SO.

c. The limitations and exclusions of Subsection a of this Section 7 will not apply to claims by either party for personal injury or damage to personal property or for breaches of confidentiality, or to third party damages for which one party must indemnify the other hereunder, or to claims by StorageTek for VAR's intentional or knowing misuse or unauthorized use by VAR of any of StorageTek's proprietary rights, including the Symbols, Software, Maintenance Code or Internal Code, or StorageTek's intentional or knowing misuse or unauthorized use of VAR's name or logo or any of VAR's proprietary rights.

d. THE WARRANTIES PROVIDED IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.

8.    INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION.

StorageTek agrees to defend any legal proceeding brought against VAR in the United States (excluding claims by End Users against VAR) insofar as it is based on a claim that the resale or distribution by VAR of any StorageTek-branded Equipment or Software sold, licensed or distributed hereunder (in accordance with this Agreement) constitutes an infringement of a copyright or a patent duly issued within the United States. StorageTek will pay the

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damages and costs finally awarded by a court of final appeal attributable to such claim, or incurred in the settlement thereof; provided that StorageTek is promptly informed and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given all control, authority, information and assistance (at StorageTek's expense) necessary to defend or settle such legal proceeding. StorageTek will not be obligated to defend or be liable for any costs and damages to the extent any such infringement arises (i) out of compliance with VAR's specifications or designs, or those of an End User;
(ii) as a result of a sale or license of Products by VAR either to third parties other than End Users or otherwise in violation of Section 1 of this Agreement unless specifically permitted in writing and undertaken in accordance with any Special Provisions Addendum signed by the parties; (iii) from a combination with software or devices not supplied by StorageTek if and insofar as such combination caused the infringement; (iv) from a modification or alteration of the Product by any person other than StorageTek after the Product has left StorageTek's custody, if and insofar as such modification or alteration caused the infringement; or (v) from the use of an allegedly infringing version of any Product, if such alleged infringement could be avoided by the use of a different version made available by StorageTek to VAR.

StorageTek will not be obligated under this Agreement to defend or be liable for any costs and damages to the extent any such legal proceeding arises (i) from a claim for defense or indemnification by an End User relating to such End User's use of the Product (although such claim may be covered instead under either a pass-through indemnification from VAR's Master Reseller or from StorageTek directly to such End User), so long as StorageTek provides such a direct indemnification to the End User; or (ii) from any intellectual property infringement indemnification obligation that VAR has agreed to extend to any third party, including an End User, other than a pass-through indemnification provided by StorageTek; or (iii) from any Product that VAR has accepted back from any third party, including an End User.

StorageTek may, from time-to-time, provide intellectual property infringement defense or indemnification programs or benefits either for pass-through from Master Reseller to VAR for further pass-through to End Users (which VAR hereby agrees to do), or may provide such programs directly to End Users. The provisions of this Section neither conflict with, nor are applicable to, any such program or benefit.

THE FOREGOING STATES THE SOLE AND EXCLUSIVE REMEDY FOR VAR, AND THE SOLE AND EXCLUSIVE LIABILITY AND RESPONSIBILITY OF STORAGETEK, WITH RESPECT TO INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS, AND STORAGETEK SHALL HAVE NO ADDITIONAL LIABILITY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT ARISING OUT OF THIS AGREEMENT.

9.    GENERAL PROVISIONS.

a. Except as otherwise permitted herein, this Agreement may not be altered, amended or modified except in writing and signed by duly authorized representatives of StorageTek and VAR; provided however, that StorageTek may unilaterally modify the Agreement, upon notice to VAR, in those situations for which such modification is required as a result of a StorageTek business practice change, as to which, all similarly situated US Value Added Resellers of StorageTek must comply. In the event VAR does not agree with a unilateral modification made by StorageTek, VAR may exercise its right to terminate the Agreement for convenience as provided herein.

b. This Agreement is governed by and construed in accordance with the laws of the State of Colorado (USA). In case of any dispute between the parties relating to this Agreement, such dispute shall be finally resolved in Denver, Colorado, USA.

c. Neither party will be liable for delays in manufacturing, shipping or delivery, or failure to manufacture, ship or deliver Products, or to otherwise perform any obligation under this Agreement due to any cause beyond the party's reasonable control; provided the party gives prompt written notice and makes all commercially reasonable efforts to perform. In no event will this provision affect VAR's obligation to make payments under this Agreement to its Master Reseller or to StorageTek directly in the event that Master Reseller files for bankruptcy or is in any way delinquent on payment to StorageTek.

d. This Agreement is not assignable by VAR, nor shall VAR be permitted to delegate to subagents or other entities any of its obligations hereunder, unless StorageTek has first given its written consent thereto. StorageTek's rights and obligations, in part or in whole, under this Agreement may be assigned in whole or in part by StorageTek to any affiliate of StorageTek, or as an incident to the transfer of the business of StorageTek to which this Agreement relates. Should StorageTek so assign this Agreement, its provisions will apply to any such assignee, and VAR shall deal directly with such assignee as is notified to VAR by StorageTek.

e. A waiver by either party of its rights under this Agreement with respect to a breach of the other party's obligations hereunder will not be construed to be a continuing waiver or as a waiver with respect to other breaches of the same or of other provisions of this Agreement.

f. Notices and other communications made or required under this Agreement by a party to this Agreement must be given in writing by (i) mail, postage prepaid, first class (deemed to have been given upon mailing); (ii) receipted courier service (deemed to have been given upon deposit with the courier service); (iii) confirmed fax (deemed to have been given upon the date of the confirmation of such fax) and addressed to the parties at their respective addresses as set forth on the Business Page; or (iv) by electronic mail (deemed to have been given upon the date the electronic mail was sent).